Towerstream Corporation Announces Closing of Public Offering of Common Stock

MIDDLETOWN, R.I., February 5, 2013 (GLOBE NEWSWIRE) -- Towerstream Corporation (Nasdaq:TWER), a leading 4G and Small Cell Rooftop Tower company, today announced the completion of its underwritten public offering of 10,000,000 shares of its common stock, at a public offering price of $3.00 per share. The total gross proceeds of the offering were $30,000,000. After underwriting discounts and commissions, and estimated offering expenses payable by Towerstream, net proceeds were approximately $27,700,000. Lazard Capital Markets LLC acted as sole book-running manager for the offering, and Canaccord Genuity Inc. and D.A. Davidson & Co. acted as the co-managers for the offering.

In addition, Towerstream has granted the underwriters a 45-day option to purchase up to an additional 1,500,000 shares of common stock.

The securities described above were offered by Towerstream pursuant to a registration statement previously filed and declared effective by the Securities and Exchange Commission ("SEC"). The securities were offered by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement. Copies of the preliminary prospectus supplement, the final prospectus supplement and accompanying base prospectus related to this offering may be obtained by visiting the SEC’s website at www.sec.gov or from Lazard Capital Markets LLC, 30 Rockefeller Plaza, 60th Floor, New York, NY 10020 or via telephone at (800) 542-0970.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

About Towerstream Corporation

Towerstream (Nasdaq:TWER) is a leading 4G and Small Cell Rooftop Tower company. The company owns, operates, and leases Wi-Fi and Small Cell rooftop tower locations to cellular phone operators, tower, Internet and cable companies and hosts a variety of customers on its network. Towerstream was originally founded in 2000 to deliver fixed-wireless high-speed Internet access to businesses and to date offers broadband services in over 12 urban markets including New York City, Boston, Los Angeles, Chicago, Philadelphia, the San Francisco Bay area, Miami, Seattle, Dallas-Fort Worth, Nashville, Las Vegas-Reno and the greater Providence area. For more information on Towerstream services, please visit www.towerstream.com and/or follow us @Towerstream.

The Towerstream Corporation logo is available at:
http://www.globenewswire.com/newsroom/prs/?pkgid=6570

Safe Harbor

Certain statements contained in this press release are "forward-looking statements" within the meaning of applicable federal securities laws, including, without limitation, anything relating or referring to future financial results and plans for future business development activities, and are thus prospective. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified based on current expectations. Such risks and uncertainties include, without limitation, the risks and uncertainties set forth from time to time in reports filed by the Company with the Securities and Exchange Commission, including, without limitation, risk related to our ability to deploy and expand small cell rooftop tower locations in the New York City and other key markets. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. Consequently, future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking statements contained herein. The Company undertakes no obligation to correct or update any forward-looking statements, whether as a result of new information, future events or otherwise.

CONTACT:

INVESTOR CONTACT:

Terry McGovern

Vision Advisors

415-902-3001

mcgovern@visionadvisors.net

MEDIA CONTACT:

Todd Barrish

Indicate Media

646-396-6038

todd@indicatemedia.com